SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.___)

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Alliance Fiber Optic Products, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE FIBER OPTIC PRODUCTS, INC.
735 NORTH PASTORIA AVENUE
SUNNYVALE, CALIFORNIA 94085
(408) 736-6900

April 9, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. that will be held on Friday, May 14, 2004, at 2:00 p.m., Pacific Daylight Time, at the Company’s headquarters at 735 North Pastoria Avenue, Sunnyvale, CA 94085.

        The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

        After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

        A copy of our 2003 Annual Report to Stockholders is also enclosed.

        The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours, /s/Peter C. Chang Peter C. Chang Chairman, President and Chief Executive Officer

ALLIANCE FIBER OPTIC PRODUCTS, INC.
_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2004
_________________

To the Stockholders of Alliance Fiber Optic Products, Inc.:

        The Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc., a Delaware corporation (the “Company”), will be held at the Company’s headquarters at 735 North Pastoria Avenue, Sunnyvale, California, 94085, on Friday, May 14, 2004, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect two Class I directors to serve until the 2007 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

        Stockholders of record as of the close of business on March 19, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 735 North Pastoria Avenue, Sunnyvale, California, 94085, for ten days before the meeting.

        It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors /s/Peter C. Chang Peter C. Chang Secretary

April 9, 2004

ALLIANCE FIBER OPTIC PRODUCTS, INC.
735 North Pastoria Avenue
Sunnyvale, California 94085
(408) 736-6900
 _________________

PROXY STATEMENT
_________________

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alliance Fiber Optic Products, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters at 735 North Pastoria Avenue, Sunnyvale, California, 94085, on Friday, May 14, 2004, at 2:00 p.m., Pacific Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”).

Revocation of Proxies

        The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation, by submitting a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If no choice is specified, the shares will be voted “FOR” the election of the nominees for director listed in this Proxy Statement and “FOR” the ratification of the Company’s independent auditors.

Who Can Vote

        Stockholders of record at the close of business on March 19, 2004 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 38,280,073 shares of common stock, $0.001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Required Vote

        Directors are elected by a plurality vote. The nominees for director who receive the most votes cast in their favor will be elected to serve as directors. The other proposal submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

        This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 9, 2004.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

        Pursuant to Article VI of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes. The number of directors is currently set at five. Class I and Class III consist of two directors each, and Class II consists of one director. Two Class I directors will be elected at the Annual Meeting and will serve until the 2007 Annual Meeting. The Class II director will continue to serve until the 2005 Annual Meeting and the Class III directors will continue to serve until the 2006 Annual Meeting.

        The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has designated, Peter C. Chang and Richard Black as the nominees to fill the Class I director seats to serve until the 2007 Annual Meeting. If Mr. Chang or Mr. Black is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors, taking into account any recommendations of the Nominating and Corporate Governance Committee, to fill the vacancy.

        Biographical information concerning the nominee is set forth below.

CLASS I

        Peter C. Chang , 46, has served as our Chairman of the Board, Chief Executive Officer and President since our formation in December 1995. From 1990 to 1995, Mr. Chang was Division Manager at Hon Hai Holding, a fiber optics company. From 1984 to 1988, he was an engineer at AlliedSignal Inc. and from 1988 to 1990 was a member of the technology staff at Lucent Bell Labs. Mr. Chang received a B.S. in Mechanical Engineering from National Taiwan University and an M.S. in Mechanical Engineering from Notre Dame University.

        Richard Black, 70, has served as a director since April 2003. Since March 2002, Mr. Black has served as the President, Chief Executive Officer, and director and a co-owner of ECRM, Inc., a worldwide supplier of electronic imaging devices for the publishing and graphic arts industries. From August 1983 to March 2002, Mr. Black served as the Chairman and director of ECRM, Inc. He served as President of Oak Technology Inc. from January 1998 to March 1999, as Vice Chairman from March 1999 to August 2003 and as a director from 1988 to 2003. Currently, Mr. Black also sits on the boards of directors of Altigen Communications, Inc., GSI Lumonics Inc., and several private companies. Mr. Black holds a B.S. in Engineering from Texas A&M University and an M.B.A. from Harvard University.

        Biographical information concerning the remaining members of the Board of Directors is set forth below.

CLASS II

        Ray Sun, 52, has served as a director since November 2003. Since November 2001, Mr. Sun has served as Managing Director and Account General Manager of Applied Material China. Mr. Sun served as a representative of the Silicon Valley Office for a venture firm in Taiwan, Global Investment Management Co. LTD. (GIM) from October 1999 to November 2001. Before joining GIM, he ran his own consulting partnership which provided consulting services to more than a dozen emerging companies. He has been involved with more than a dozen companies since he established his own consultant business in late 1997. From 1996 to 1997, Mr. Sun served as a director and Vice President of Business Development of Storm Technology, Inc. Mr. Sun has 20 years of executive management experience in technology areas such as software, hardware, and telecommunication industry. Mr. Sun received a B.S. in Industrial Engineering from Chung Yuan Christian University in Taiwan, and an M.S. in Industrial Engineering from Kansas State University.

CLASS III

        Gwong-Yih Lee, 49, has served as a director since August 2000. Since January 2004, Mr. Lee has served as Managing Director of Lodestone Ventures. From September 1999 to December 2003, Mr. Lee served as Senior Director and General Manager at Cisco Systems. In March 1998, Mr. Lee established TransMedia and served as its President and Chief Executive Officer until September 1999. Prior to establishing TransMedia, Mr. Lee established Digicom Systems, Inc. in May 1987 and served as its President and Chief Executive Officer until March 1998. Mr. Lee received a B.S. in Control Engineering from National Chiao-Tung University in Taiwan and an M.S. in Electrical Engineering from New York University.

        James C. Yeh, 46, has served as a director since our formation in December 1995. Since April 2002, Mr. Yeh has served as the Chief Executive Officer of Onkey Technologies, Inc., a digital video recorder (DVR) company. In 1995, Mr. Yeh co-founded Advis, Inc., a video communication and information appliance technologies development company, and, since January 1996, he has served as its Chairman of the Board. Since January 1991, Mr. Yeh has served as President of Matics Computer Systems, Inc., a personal computer systems and peripherals company. Mr. Yeh holds a B.S. in Mathematics from Tamkang University and an M.S. in Systems Science and Mathematics from Washington University in Saint Louis, Missouri.

The Board of Directors recommends a vote “FOR” the election of Peter C. Chang and Richard Black as the Class I Directors of the Company.

Board Meetings and Committees

        The Board of Directors held four meetings during the year ended December 31, 2003. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve. In 2003, one of the four directors then serving on the Board attended the annual meeting.

        The Board of Directors has appointed an Executive Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and SEC rules. The Board has approved a charter for each of these committees. The Nominating and Corporate Governance Committee Charter is attached as Appendix A to this Proxy Statement, and the Audit Committee Charter is attached as Appendix B. The Board has also appointed a Non-Executive Compensation Committee.

Executive Compensation Committee

Number of Members:	Two

Members:	Mr. Black Mr. Yeh

Number of Meetings:	The Executive Compensation Committee did not meet formally in 2003, but met informally throughout the year and acted by unanimous written consent.

Functions:	The Executive Compensation Committee's primary functions are to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations to the Board with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Executive Compensation Committee are to review, and make recommendations for approval by the independent members of the Board regarding, the compensation for the Chief Executive Officer and other executive officers of the Company, establish and modify the terms and conditions of employment of the Chief Executive Officer and other executive officers of the Company, administer the Company's stock plans and other compensation plans.

Audit Committee

Number of Members:	Three

Members:	Mr. Black (since April 2003) Mr. Sun (since November 2003) Mr. Yeh Mr. Liu (until October 2003)

Number of Meetings:	Four

Functions:	The Audit Committee's primary functions are to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company's financial statements, system of internal controls, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace the Company's independent auditors; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent auditors' relationship with the Company; and meet with the independent auditors and management to discuss and review the Company's financial statements, internal controls, and auditing, accounting and financial reporting processes.

Nominating and Corporate Governance Committee

Number of Members:	Four

Members:	Mr. Black Mr. Lee Mr. Sun Mr. Yeh

Number of Meetings:	The Nominating and Corporate Governance Committee was established in 2004.

Functions:	The Nominating and Corporate Governance Committee's primary functions are to identify qualified individuals to become members of the Board of Directors and determine the composition of the Board and its committees. Other specific duties and responsibilities are to recommend nominees to fill vacancies on the Board, investigate suggestions for candidates for membership on the Board, and monitor compliance with Board and Board committee membership criteria.

Non-Executive Compensation Committee

        Mr. Chang currently serves as the Non-Executive Compensation Committee. The Non-Executive Compensation Committee is a secondary committee responsible for granting and issuing awards of options and shares under the 2000 Stock Incentive Plan to eligible employees, other than to members of the Board of Directors, to individuals designated by the Board of Directors as “Section 16 officers,” and to employees who hold the title of Vice President or above.

Director Nominations

        The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

        The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

        Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the Director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Committee in writing with any supporting material the stockholder considers appropriate.

        In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

        Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company’s Bylaws and must be addressed to: Secretary, Alliance Fiber Optic Products, Inc., 735 North Pastoria Avenue, Sunnyvale, California 94085. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

        If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Alliance Fiber Optic Products, Inc., 735 North Pastoria Avenue, Sunnyvale California 94085. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Director Compensation

        The Company’s non-employee directors receive $2,000 cash compensation for attending each Board meeting (or $500 cash compensation for attending telephonically), $1,000 cash compensation for attending each Audit Committee meeting (or $250 cash compensation for attending telephonically) and are reimbursed for reasonable expenses in connection with attendance at meetings of the Board of Directors and committee meetings. Directors who are not employees also receive an initial grant of an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock as determined by the Board of Directors on the date of grant, which vests ratably over 36 months. On the first business day following the third anniversary of the date of grant of the initial option, each non-employee director shall receive an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock, which shall vest ratably over 36 months.

        In 2003, Mr. Black, Mr. Lee, Mr. Liu and Mr. Yeh received $3,000, $8,000, $7,000 and $10,000, respectively, in cash compensation for their attendance at Board and committee meetings.

Executive Compensation Committee Interlocks and Insider Participation

        James C. Yeh and Richard Black serve as members of the Executive Compensation Committee. No interlocking relationship exists between our Board of Directors or Executive Compensation Committee and the board of directors or compensation committee of any other entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 19, 2004 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers named under “Executive Compensation — Summary Compensation Table,” and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Alliance Fiber Optic Products, Inc., 735 North Pastoria Avenue, California, 94085. The percentage of common stock beneficially owned is based on 38,280,073 shares outstanding as of March 19, 2004. In addition, shares issuable pursuant to options which may be exercised within 60 days of March 19, 2004 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Common Stock Beneficially Owned
Directors and Named Executive Officer:
Peter C. Chang (2)	5,210,000	13.6%
Gwong-Yih Lee (3)	65,833	*
James C. Yeh (4)	845,833	2.2%
Richard Black (5)	10,000	*
Ray Sun (6)	5,000	*
David A. Hubbard (7)	436,163	1.1%
Wei-shin Tsay (8)	588,271	1.5%
Anita K. Ho (9)	45,832	*
5% Stockholders:
Foxconn Holding Limited (10)	8,000,000	20.9%
Entities affiliated with Capital Group International, Inc. (11)	3,579,000	9.3%
Transpac Nominees PTE Ltd. (12)	2,889,400	7.5%
Entities affiliated with New Enterprise Associates (13)	1,999,546	5.2%
All Directors and Executive Officers as a group (8 persons) (14)	7,206,923	18.6%

_________________

* Represents less than 1%.

(1)

To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)

Includes 40,000 shares held in the name of Mr. Chang’s minor children and 2,000,000 shares held in the name of the Chang Family LLC, in which Mr. Chang and his wife, Mary C. Chen, are the Managing Members. Also includes 395,000 shares subject to acceleration of vesting in connection with a change of control and options to purchase 150,000 shares exercisable within 60 days of March 19, 2004.

(3)

Includes 20,000 shares held in the name of the Lee Trust. Mr. Lee and his wife, Angela Lee, as trustees, have dispositive and voting power for the shares held by the Lee Trust. Also includes options to purchase 45,833 shares exercisable within 60 days of March 19, 2004.

(4)

Includes 800,000 shares held in the name of Matics Computer Systems. Mr. Yeh has sole voting power for the shares held by Matics Computer Systems. Also includes options to purchase 45,833 shares exercisable within 60 days of March 19, 2004.

(5)	Represents options to purchase 10,000 shares exercisable within 60 days of March 19, 2004.

(6)	Represents options to purchase 5,000 shares exercisable within 60 days of March 19, 2004.

(7)

Includes 25,000 shares subject to the right of repurchase as of March 19, 2004, which the Company may exercise upon Mr. Hubbard’s termination of employment. Also includes options to purchase 220,000 shares exercisable within 60 days of March 19, 2004.

(8)

Includes 125,000 shares subject to the right of repurchase as of March 19, 2004, which the Company may exercise upon Dr. Tsay’s termination of employment. Also includes options to purchase 50,000 shares exercisable within 60 days of March 19, 2004.

(9)	Includes options to purchase 26,500 shares exercisable within 60 days of March 19, 2004.

(10)

According to a Schedule 13G filed jointly on January 4, 2002 for the year ended December 31, 2000 by Hon Hai Precision Industry Co., Ltd. (“Hon Hai”) and Foxconn Holding Limited, each entity has shared voting and dispositive power of the 8,000,000 shares. As of the Record Date, no amendment to the Schedule 13G has been filed. Foxconn Holdings Limited is a subsidiary of Hon Hai. Hon Hai disclaims beneficial ownership of these shares. The principal business address for Hon Hai Precision Industry Co. and Foxconn Holding Limited is 2 Tsu Yu Street, Tu Cheng City, Taipei Hsien, Taiwan, R.O.C. The board of directors of Foxconn Holding Limited has dispositive power for the shares and has delegated voting power to Ms. Chiu-Lian Huang.

(11)

According to an Amendment to Schedule 13G filed jointly on February 13, 2004 by Capital Group International, Inc. (“CGII”) and Capital Guardian Trust Company, CGII is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over these shares of the Company. CGII states that it does not have voting or dispositive power of these shares but under Rule 13d-3 of the Securities Exchange Act, may be deemed to beneficially own 3,579,000 shares. As a result of serving as the investment manager of various institutional accounts, Capital Guardian Trust Company is deemed to be the beneficial owner of 3,579,000 shares of the Company’s stock and has sole dispositive power over 3,579,000 shares and sole voting power of 2,905,400 shares. The principal business address of each of CGII and Capital Guardian Trust Company is 11100 Santa Monica Blvd., Los Angeles, California 90025.

(12)

According to a Schedule 13G dated February 14, 2001, Transpac Nominees PTE Ltd. has dispositive and voting power for the shares. As of the Record Date, no amendment has been filed to the Schedule 13G. The principal address for Transpac is 6 Shenton Way #20-09, DBS Building Tower Two, Singapore 068809.

(13)

According to an Amendment to Schedule 13G filed jointly on February 17, 2004 by New Enterprise Associates 9, Limited Partnership (“NEA 9”), NEA Partners 9, Limited Partnership (“NEA Partners 9”), the general partners of NEA Partners 9. NEA Partners 9 is the sole general partner of NEA 9. The general partners of NEA Partners 9 are Stewart Alsop II, Peter J. Barris, Nancy L. Dorman, C. Richard Kramlich, Thomas C. McConnell, Peter T. Morris, John M. Nehra, Charles W. Newhall III and Mark W. Perry (the “General Partners”). NEA 9 is the record owner of 1,999,546 shares of Common Stock (the “Record Shares”) as of December 31, 2003. Each of the General Partners has shared voting and dispositive power for the 1,999,546 shares held by NEA 9. As the general partners of NEA Partners 9, the sole general partner of NEA 9, the General Partners, may also be deemed to own beneficially the Record Shares. Therefore, each reporting person may be deemed to own beneficially 1,999,546 shares. The address of the principal business office of NEA 9, NEA Partners 9, Ms. Dorman, Mr. Nehra and Mr. Newhall is New Enterprise Associates, 1119 St. Paul Street, Baltimore, Maryland 21202. The address of the principal business office of Mr. Alsop, Mr. Kramlich, Mr. McConnell, Mr. Morris and Mr. Perry is New Enterprise Associates, 2490 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Mr. Barris is One Freedom Square, 11951 Freedom Drive, Suite 1240, Reston, Virginia 20190.

(14)	Includes 570,666 shares subject to options exercisable within 60 days of March 19, 2004, and 150,000 shares subject to the right of repurchase upon the officers’ or directors’ termination.

EXECUTIVE COMPENSATION

        The following table summarizes the compensation paid to our Chief Executive Officer and our three most highly compensated executive officers for services rendered in all capacities to the Company for the three fiscal years ended December 31, 2003 or such shorter period as they served as an executive officer of the Company.

                                                                                   Summary Compensation Table

						Long Term Compensation
		Annual Compensation				Securities Underlying
Name and Principal Position	Year	Salary ($)		Bonus ($)		Options
Peter C. Chang	2003	$200,000		--		320,000
Chief Executive Officer and President	2002	200,000		$130,000	(1)	--
	2001	233,788	(2)	--		300,000

David A. Hubbard	2003	150,000		--		100,000
Vice President, Sales and Marketing	2002	150,000		50,000	(1)	--
	2001	158,867	(3)	--		90,000

Wei-shin Tsay	2003	150,000		--		90,000
Vice President, Research and Development	2002	150,000		310,000	(4)	--
	2001	149,572		15,000	(5)	100,000

Anita K. Ho	2003	111,248		--		40,000
Acting Chief Financial Officer and	2002	108,138		--		45,000
Corporate Controller

_________________

(1)        Bonuses were earned in fiscal 2002 and paid in fiscal 2003.
(2)        Includes a one-time payment of $43,077 for accrued time off.
(3)        Includes a one-time payment of $9,197 for accrued time off.
(4)        Bonus was earned in fiscal 2002, of which $150,000 was paid in fiscal 2002 and $160,000 was paid in fiscal 2003.
(5)        Bonus was earned in fiscal 2001 and paid in fiscal 2002.
(6)        Ms. Ho became the Company’s Acting Chief Financial Officer in July 2002.

Stock Options

        The following tables set forth certain information with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 2003, and the number and value of the options held by each individual as of December 31, 2003. The exercise price is equal to 100% of the fair market value of our Common Stock on the date of grant. The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

                                                                                   Option Grants in 2003

	Individual Grants
	Number of Securities Underlying	Percent of Total Options Granted to			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation
	Options	Employees in	Exercise	Expiration	for Option Term (1)
Name	Granted	Fiscal Year	Price ($)	Date	5% ($)	10% ($)
Peter C. Chang	320,000	23.6%	$1.56	12/29/13	$313,944	$795,596
David A. Hubbard	100,000	7.4%	$1.56	12/29/13	$98,108	$248,624
Wei-shin Tsay	100,000	7.4%	$1.56	12/29/13	$98,108	$248,624
Anita K. Ho	40,000	2.9%	$0.76	12/29/13	$19,118	$48,450

_________________

(1)        The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

Aggregate Option Exercises in Last Fiscal Year and 2003 Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized (1)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2003 (2) Exercisable/Unexercisable
Peter C. Chang	--	--	150,000/470,000	$124,500/$166,100
David A. Hubbard	--	--	220,000/145,000	$309,350/$50,350
Wei-shin Tsay	--	--	50,000/150,000	$41,500/$54,500
Anita K. Ho	15,250	$13,848	26,500/89,250	$3,320/$77,253

_________________

(1)        Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2)        Calculated on the basis of the fair market value of the underlying securities at December 31, 2003 ($1.69 per share) minus the exercise price.

Change of Control Arrangements

        Peter C. Chang’s stock option agreements provide that one half of the unvested stock options granted to Mr. Chang will automatically vest upon a change of control of the Company, as defined in the agreements. As of March 19, 2004, an aggregate of 395,000 unvested options to purchase Common Stock are subject to accelerated vesting upon a change of control.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee operates under a written charter adopted by the Board of Directors on September 7, 2000, adopted by the Audit Committee on January 30, 2001 and amended by the Board of Directors on March 22, 2004. A copy of the written Charter is attached as Appendix B to this Proxy Statement. The members of the Audit Committee are James C. Yeh (Chairman), Richard Black and Ray Sun. Mr. Black became a member of the Audit Committee in April 2003 and Mr. Sun became a member of the Audit Committee on November 2003. Prior to October 2003, Kenny Liu served as a member of the Audit Committee. Messrs. Yeh, Black and Sun meet the independence standards established by The Nasdaq Stock Market.

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-KSB with the Company’s management and its independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally acceptable in the United States.

        The Audit Committee met privately with the independent auditors, and discussed issues deemed significant by the auditors, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees).

        In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee

James C. Yeh, Chairman
Richard Black
Ray Sun

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Indebtedness of Management

        The individuals listed below elected to pay the exercise price for some of their outstanding options with full recourse promissory notes secured by the Common Stock underlying the options. All of the notes bear interest at 6.50% per year, except for the note from Wei-shin Tsay which is interest free. Unless otherwise noted below, as of March 1, 2004, the principal of and interest on these notes have not been paid. The interest accrued as of March 1, 2004 and the original total principal amounts of the promissory notes executed by each executive officer in favor of the Company are:

Executive Officer	Note Date	Shares Purchased	Note Date	Original Note Amount	Highest Aggregate Amount Due in Fiscal 2003	Current Note Amount	Current Interest as of March 1, 2003

Peter C. Chang	May 2, 2000 (1)	1,000,000	January 1, 2004	$200,000	$240,130	--	--

David A. Hubbard	August 17, 2000 (2)	100,000	August 17, 2004	$100,000	$117,645	$33,535	$206

Wei-shin Tsay	August 25, 2000 (3)	500,000	August 25, 2004	$1,000,000	$1,000,000	$630,000	--

(1)

On March 6, 2003, Mr. Chang paid the Company $27,479 which was applied against the interest on this note. On December 10, 2003, Mr. Chang paid the Company $100,000 of which $76,469 was for principal and $23,531 was for interest. On January 1, 2004, Mr. Chang paid the Company $124,015 of which $123,531 was for principal and $484 was for interest. This note has been paid in full.

(2)

On March 10, 2003, Mr. Hubbard paid the Company $38,695 of which $20,867 was for principal and $17,828 was for interest. On December 18, 2003, Mr. Hubbard paid the Company $30,000 of which $25,987 was for principal and $4,013 was for interest. On January 1, 2004, Mr. Hubbard paid the Company $20,000 of which $19,612 was for principal and $388 was for interest.

(3)

Dr. Tsay’s note, which became effective May 1, 2002, replaced the note between the Company and Dr. Tsay signed on August 25, 2000. On July 31, 2002, Dr. Tsay paid the Company $112,035 which was applied to the interest accrued on his original note. On March 10, 2003, Dr. Tsay paid the Company $160,000 which was applied against the principal of this note. On December 19, 2003, Dr. Tsay paid the Company $50,000 which was applied against the principal of this note. On January 30, 2004, Dr. Tsay paid the Company $160,000 which was applied against the principal of this note.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP has audited the Company’s financial statements since July 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent auditors is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of PricewaterhouseCoopers LLP to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of AFOP’s annual financial statements for 2003 and 2002, and fees billed for other services rendered by PricewaterhouseCoopers LLP.

	Year Ended December 31,
	2003	2002
Audit Fees	$218,200	$210,300
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--

Total	$218,200	$210,300

Pre-Approval Policies and Procedures

        It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal accountants be approved in advance by the Audit Committee.

Required Vote

        Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Board of Directors will review its future selection of the Company’s independent auditors but will not be required to select different independent auditors for the Company.

        The Board of Directors recommends a vote “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2005 Annual Meeting must be received by the Secretary of the Company no later than December 10, 2004 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

        A stockholder proposal not included in the Company’s proxy statement for the 2005 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

OTHER MATTERS

        The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

PAYMENT OF COSTS

        The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that Mr. Black and Mr. Sun did not timely file their Forms 3. One late Form 4 report was filed by Mr. Black on June 26, 2003 to report stock options granted on April 28, 2003. One late Form 4 report was filed by Mr. Liu on August 5, 2003 to report stock options granted on April 28, 2003. One late Form 4 report was filed by each of Mr. Chang, Mr. Yeh, Mr. Hubbard, and Mr. Tsay on January 27, 2004 to report stock options granted on December 29, 2003. One late Form 4 report was filed by Mr. Lee on February 2, 2004 to report stock options granted on December 29, 2003. One late Form 4 report was filed by Ms. Ho on August 5, 2003 to report stock options granted on June 23, 2003. In addition, Ms. Ho amended her Form 4 to report a correction for amount of securities beneficially owned following a reported transaction.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors /s/Peter C. Chang Peter C. Chang Secretary

April 9, 2004

The Company’s 2003 Annual Report on Form 10-KSB has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-KSB, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 735 North Pastoria Avenue, Sunnyvale, California 94085, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of March 19, 2004, the stockholder was entitled to vote at the Annual Meeting.

Appendix A

ALLIANCE FIBER OPTIC PRODUCTS, INC.
NOMINATING AND CORPORATE GOVERNANCE
COMMITTEE CHARTER
(as adopted as of March 22, 2004)

Purpose

        The purpose of the Nominating and Corporate Governance Committee of the Board of Directors is to assist the Board in identifying qualified individuals to become Board members and determining the composition of the Board and its committees.

Membership And Procedures

        Membership and Appointment. The Committee shall consist of not less than two members of the Board, with the exact number being determined by the Board. The members of the Committee shall be appointed and replaced from time to time by the Board.

        Independence. Each member shall meet the independence requirements of applicable provisions of the federal securities laws and the rules promulgated thereunder and the applicable rules of The Nasdaq Stock Market.

        Authority to Retain Advisers. In the course of its duties, the Committee shall have sole authority, at the Corporation’s expense, to engage and terminate search firms, as the Committee deems advisable, to identify Director candidates, including the sole authority to approve the search firm’s fees and other retention terms.

        Evaluation. The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board.

Duties And Responsibilities

        The Committee shall:

1.	evaluate and make recommendations regarding the composition and size of the Board.

2.	determine the composition of committees of the Board, with consideration of the desires of individual Board members.

3.	monitor compliance with Board and Board committee membership criteria.

4.	recommend nominees to the full Board to fill vacancies on the Board.

5.

investigate suggestions for candidates for membership on the Board and shall recommend prospective Directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board, including stockholder nominations for the Board.

Appendix B

ALLIANCE FIBER OPTIC PRODUCTS, INC.
AUDIT COMMITTEE CHARTER
(as amended as of March 22, 2004)

Purpose

        The purpose of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities relating to the Corporation’s (1) financial statements and auditing, accounting and related reporting processes and (2) systems of internal controls regarding finance, accounting, financial reporting, and business practices and conduct established by management and the Board.

Membership and Procedures

        Membership and Appointment. The Committee shall consist of at least three members of the Board, with the exact number being determined by the Board. The members of the Committee shall be appointed and replaced from time to time by the Board.

        Chairperson. A chairperson of the Committee (the “Chairperson”) may be designated by the Board. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings.

        Independence and Qualifications. Each member of the Committee shall meet the independence and experience requirements of the applicable provisions of federal law and the rules and regulations promulgated thereunder and the applicable rules of The Nasdaq Stock Market.

        Resources. The Committee shall have the authority to retain, at the Company’s expense, special legal, accounting or other consultants to advise the Committee and to authorize or conduct investigations into any matters within the scope of its responsibilities. The Committee shall have sole authority to approve related fees and retention terms. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee, and shall have full access to all books, records, facilities and personnel of the Corporation in connection with the discharge of its responsibilities.

        Evaluation. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

Duties and Responsibilities

        The following shall be the common recurring activities and responsibilities of the Committee in carrying out its oversight functions. These activities and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard:

        Documents/Reports Review

o	Review and discuss the Corporation’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Corporation’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s reports filed with the Securities and Exchange Commission and, with respect to the annual financial statements, the appropriateness and quality of accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation’s financial statements.

o	Review and discuss with management and the independent auditors the Corporation’s earnings press releases before they are issued, and discuss generally with management the nature of any additional financial information or earnings guidance to be provided publicly and/or to ratings agencies.

o	Review and discuss with management and the independent auditors the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, relating to the conduct of the audit, other significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, and any other matters communicated to the Committee by the independent auditors.

o	Review with management and such outside professionals as the Committee considers appropriate important trends and developments in financial reporting practices and requirements and their effect on the Corporation’s financial statements.

o	Based on its review and discussions with management and the independent auditors, recommend to the Board whether the Corporation’s audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

o	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

        Accounting and Financial Controls Framework

o	Review major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors or management.

o	Review and discuss with management and the independent auditors the adequacy and effectiveness of the Corporation’s internal controls (including any significant deficiencies, material weaknesses and significant changes in internal controls reported to the Committee by management and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls) and the effectiveness of the Corporation’s disclosure controls and procedures.

o	Review with the independent auditors any management letter provided by the independent auditors and the Corporation’s responses to that letter.

o	Review and discuss with management and the independent auditors (i) any material financial or non-financial arrangements that do not appear on the Corporation’s financial statements, (ii) any transactions or courses of dealing with parties related to the Corporation that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and that are relevant to an understanding of the Corporation’s financial statements, and (iii) material financial risks that are designated as such by management or the independent auditors.

o	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by the Corporation’s employees of concerns regarding accounting or auditing matters.

        Independent Auditors

o	Be directly responsible for the appointment, removal, compensation and oversight of the work of the independent auditors (including the resolution of disagreements between the Corporation’s management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, with the independent auditors reporting directly to the Committee.

o	Have the sole authority to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent auditors and all permitted non-audit services (including the fees and other terms of engagement), and, if desired, establish policies and procedures for review and pre-approval by the Committee of such services.

o	Obtain, review and discuss with the independent auditors at least annually a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures, and (ii) any material issues raised by the most recent internal quality control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and the steps taken to deal with those issues.

o	Review the report by the independent auditors, which is required by Section 10A of the Securities Exchange Act of 1934, concerning: (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within GAAP that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) any other material written communications between the independent auditors and the Corporation’s management.

o	Review and discuss with the independent auditors, on an annual basis, all relationships the independent auditors have with the Corporation in order to evaluate the independent auditors’ continued independence, and receive from the independent auditors on an annual basis a written statement (consistent with Independence Standards Board Standard No. 1) regarding the auditors’ independence.

o	Meet with the independent auditors prior to the audit for each fiscal year to review the planning, staffing and scope of the audit.

o	Establish guidelines for the hiring of employees and former employees of the independent auditors.

Clarification of Audit Committee’s Role

        While the Committee has the responsibilities and powers set forth in this Charter, the Committee’s role is one of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.